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                                                                     EXHIBIT 5.1



                      [PORTER & HEDGES, L.L.P. LETTERHEAD]




                                  July 12, 2000


U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re: REGISTRATION STATEMENT ON FORM S-8 GREY WOLF, INC. 1996 EMPLOYEE STOCK OPTION PLAN

Ladies and Gentlemen:

         We have acted as counsel to Grey Wolf, Inc., a Texas corporation ("the Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), on a Registration Statement on Form S-8 of an additional 3,000,000 shares ("the Shares") of the Company's common stock, par value $.10 per share ("the Common Stock"), issuable pursuant to the Company's 1996 Employee Stock Option, as amended (the "Employee Plan").

         We have examined the Employee Plan and such corporate records, documents, instruments and certificates of the Company, and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed without independent investigation the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity of any documents submitted to us as copies to their respective originals. As to certain questions of fact material to this opinion, we have relied without independent investigation upon statements or certificates of public officials and officers of the Company.

         Based upon such examination and review, we are of the opinion that the Shares have been duly and validly authorized and will, upon issuance and delivery as contemplated by the Employee Plan, be validly issued, fully paid and nonassessable outstanding shares of Common Stock.

         We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included as a part of the Registration Statement. In giving this consent, we do not admit that this firm is in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

         This opinion is rendered on the date hereof and we disclaim any duty to advise you regarding any changes in the matters addressed herein.

                                              Very truly yours,

                                              /s/ PORTER & HEDGES, L.L.P.

                                              PORTER & HEDGES, L.L.P.